UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2005

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On November 18, 2005, the Board of Directors of Echelon Corporation (the “Company”) appointed Betsy Rafael as a new director of the Company. Ms. Rafael has been appointed to the Audit Committee of the Board of Directors.

On November 21, 2005, the Company issued a press release announcing the appointment of Ms. Rafael to the Board of Directors. The full text of this press release is attached hereto as Exhibit 99.1.

In connection with the appointment of Ms. Rafael to the Board of Directors, she was granted a fully vested 25,000 share option under the Company’s 1998 Director Option Plan at a per share exercise price of $8.06, the closing price of the Company’s common stock on November 18, 2005.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 21, 2005, of Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: November 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 21, 2005, of Echelon Corporation.